Exhibit 10.v

EIGHTH AMENDMENT OF LOAN AND SECURITY AGREEMENT

(ALL ASSETS)

Reference is made to that certain Loan and Security Agreement (All Assets) dated June 29, 2009, as amended (the "Agreement") by the among The L. S. Starrett Company, Evans Rule Company, Inc., Level Industries, Inc., Tru-Stone Technologies, Inc., Starrett Kinemetric Engineering, Inc. and Starrett Bytewise Development, Inc. (each and together, the "Borrower") and TD Bank, N.A. (the "Bank"). The Agreement was previously amended by a First Amendment of Loan and Security Agreement (All Assets) dated December 18, 2009, a Second Amendment of Loan and Security Agreement (All Assets) dated November 9, 2010, a Third Amendment of Loan and Security Agreement (All Assets) dated November 22, 2011, a Fourth Amendment of Loan and Security Agreement dated April 25, 2012, a Fifth Amendment of Loan and Security Agreement (All Assets) dated September 7, 2012, a Sixth Amendment of Loan and Security Agreement (All Assets) dated May 9, 2013, and a Seventh Amendment of Loan and Security Agreement (All Assets) dated December 23, 2013. Terms used in this Amendment which are defined in the Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

RECITALS

The Bank has previously agreed to make certain loan advances to the Borrower and to issue or cause to be issued certain letters of credit for the account of the Borrower pursuant to the terms and conditions set forth in the Agreement.

The loan advances under the Agreement are presently evidenced by the Note.

All indebtedness of the Borrower to the Bank, including, without limitation, the obligations owing under the Note, is secured pursuant to the terms of the Agreement and all other transaction documents (collectively, the "Security Documents"), with the proviso that the Bank shall not perfect its security interest in the Collateral except as provided therein following a Security Trigger Event.

The parties desire that a certain amendment be made to the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Agreement is hereby amended, effective immediately, as follows:

1.     All references to "Evans Rule Company, Inc." and "Level Industries, Inc." (together, the "Former Borrowers") are hereby deleted as the Former Borrowers have been dissolved and are no longer considered a "Borrower" thereunder. The Former Borrowers are hereby released and shall have no further obligations to the Bank with respect to the Borrower's Obligations to the Bank, whether now existing or hereafter arising.

2.     Section 18(a) of the Agreement is hereby stricken in its entirety and the following new Section 18(a) substituted therefor:

"(a)     Unless renewed in writing, this Agreement shall terminate on April 30, 2018 (the 'Termination Date'), and all Obligations with the sole exception of the Term Loan shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of such Obligations are otherwise due and payable pursuant to the agreement or instrument evidencing same. Bank may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Bank’s rights and remedies hereunder and all of the Borrower’s obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Obligations outstanding, or contracted or committed for (whether or not outstanding), including without limitation those obligations owing under the Term Loan, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated (if applicable) until such final and irrevocable payment in full of the Obligations including, without limitation, the Term Loan."

3.     Exhibit 3 of the Agreement is hereby deleted in its entirety and the following new Exhibit 3 attached hereto is hereby substituted therefor.

Except as explicitly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect and shall apply to any loan or letter of credit thereunder.

The Borrower hereby reaffirms its agreement under the Agreement to pay or reimburse the Bank on demand for all costs and expenses incurred by the Bank in connection with the Agreement, the Security Documents, the Term Loan, this Eighth Amendment to the Agreement, and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal this ___ day of January, 2015.

WITNESS:	THE L. S. STARRETT COMPANY

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

TRU-STONE TECHNOLOGIES, INC.

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

STARRETT KINEMETRIC ENGINEERING, INC.

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

STARRETT BYTEWISE DEVELOPMENT, INC.

__________________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

T.D. BANK, N.A.

__________________________________	By:_______________________________________
Print Name:	V. Paul Lawless, Vice President

EXHIBIT 3

COMPLIANCE CERTIFICATE

The L. S. Starrett Company, a Massachusetts corporation, Tru-Stone Technologies, Inc., a Delaware corporation, Starrett Kinemetric Engineering, Inc., a Delaware corporation, and Starrett Bytewise Development, Inc., a Delaware corporation (each and together, the "Borrower") hereby certifies to TD Bank, N.A. ("Bank") pursuant to the Loan and Security Agreement (All Assets) between Borrower and Bank dated June 29, 2009, as may be amended from time to time ("Loan Agreement"), that:

A.     General

1.     Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

2.     The Borrower has complied with all the terms, covenants and conditions to be performed or observed by the Borrower contained in the Loan Agreement and other documents required to be executed by the Borrower in connection with the Loan Agreement.

3.     Neither on the date hereof nor, if applicable, after giving effect to the loan made on the date hereof, does there exist an Event of Default or an event which would with notice or the lapse of time, or both, constitute an Event of Default.

4.     The representations and warranties contained in the Loan Agreement and in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete on and as of such earlier date).

B.     Financial Covenants

As of the date hereof or, for such period as may be designated below, the computations, ratios and calculations as set forth below in accordance with Section 13 of the Loan Agreement are true and correct:

1.     Debt Service Coverage Ratio - Section 13.01

The cash flow of Starrett and its consolidated subsidiaries for the preceding twelve-month period was equal to ______ times the amount of Fixed Charges for such period, computed as follows:

A.	EBIT from continuing operations	$___________
B.	Depreciation	$___________
C.	Depletion/Amortization	$___________
D.	Non-cash pension expense	$___________
E.	Non-cash retirement benefit expense	$___________
F.	EBITDA (A + B + C + D + E)	$___________
G.	Distributions/Dividends	$___________
H.	Extraordinary Gains/Extraordinary Losses	$___________
I.	Adjusted EBITDA (F - G ± H)	$___________
J.	Interest Expense	$___________
K.	CMLTD	$___________
L.	J + K = Fixed Charges	$___________
M.	Ratio of I to L = ___ to ___

2.     Maximum Leverage - Section 13.02

The ratio of the Funded Debt of Starrett and its consolidated subsidiaries to the EBITDA of Starrett and its consolidated subsidiaries was ___:1.0 for the twelve (12) month period ending __________, 20__, computed as follows:

A.	Funded Debt	$___________

B.	EBITDA	$___________

C.	Ratio of Funded Debt to EBITDA (A to B) was ___:1.00

3.     Capital Expenditures - Section 13.04

The total amount expended by Starrett and its consolidated subsidiaries during the current fiscal year for Capital Expenditures was $____________.

4.     Minimum Liquidity – Section 3.16

The Liquid Assets of Starrett and its consolidated subsidiaries as at _________, 20__ was $____________, computed as follows:

A.	Cash	$___________

B.	Liquid Investments	$___________

C.	Liquid Assets (A + B)	$___________

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Borrower, has executed and delivered this Certificate in the name and on behalf of the Borrower on _________________, 20___.

THE L. S. STARRETT COMPANY

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

TRU-STONE TECHNOLOGIES, INC.

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

STARRETT KINEMETRIC ENGINEERING, INC.

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer

STARRETT BYTEWISE DEVELOPMENT, INC.

_______________________________	By:_______________________________________
Print Name:	Francis J. O’Brien, Chief Financial Officer and Treasurer